Exhibit 3.2

BY-LAWS OF
ROHM AND HAAS COMPANY (“ROH”)

ARTICLE I
CAPITAL STOCK

Section 1.01.   Form of Certificates.   Every holder of stock in ROH shall be entitled to have a certificate signed, in the name of ROH (a) by the Chairman of the Board of Directors or the President and (b) by the Treasurer or the Secretary of ROH, certifying the number of shares owned by such stockholder in ROH.

Section 1.02.   Signatures.   Where a certificate is countersigned by (a) a transfer agent other than ROH or its employee, or (b) a registrar other than ROH or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by ROH with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 1.03.   Lost Certificates.   The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by ROH alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the legal representative of the owner, to advertise the same in such manner as the Board of Directors shall require and/or to give ROH a bond in such sum as it may direct as indemnity against any claim that may be made against ROH with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 1.04.   Transfer Agent, Rules Respecting Certificates.   ROH, at the discretion of the Board of Directors, may maintain one or more transfer officer or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of ROH shall be transferable.  The Board of Directors also may make such rules and regulations as it may deem expedient concerning the issue and transfer of stock certificates of ROH.

Section 1.05.   Record Ownership.   The stock certificates shall be numbered consecutively.  A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the books of ROH.  ROH shall be entitled to recognize the holder of record of any share of stock as the person to receive dividends to vote as such owner, and to be held liable for calls and assessments.  ROH shall not be bound to  recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

Section 1.06.   Transfer of Record Ownership.   Transfers of stock shall be made on the books of ROH only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

Section 1.07.   Record Date.   The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of ROH after any such record date fixed as aforesaid.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.01.   Place of Meetings.   Meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02.   Annual Meetings.   The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as properly may be brought before the meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.

Section 2.03.   Special Meetings.   Unless otherwise prescribed by the Certificate of Incorporation or by the General Corporation Law of Delaware, special meetings of stockholders for any purpose or purposes may be called only by either (a) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (b) the Chairman of the Board, if there be one, (c) the President, or (d) the Secretary.  Such request shall state the purpose or purposes of the proposed meeting.  Written notice of a special meeting stating the place, date and hours of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  Special meetings may be held at any place, within or without Delaware.  As used in these By-laws, the term “entire Board of Directors” means the total authorized number of Directors that ROH would have if there were no vacancies.

Section 2.04.   Quorum.   Except as otherwise provided by the Certificate of Incorporation or by the General Corporation Law of Delaware, the holders of a majority of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 2.05.   Voting.   Each stockholder shall be entitled to one vote, in person or by written proxy, for each voting share held of record by such stockholder.  The Board of Directors, in its discretion, or the officer of ROH presiding at the meeting of stockholders, in the discretion of such officer, may require that the vote upon any matter before the meeting shall be by written ballot.  All elections and questions shall be decided by majority vote except as otherwise required by the General Corporation Law of Delaware or as provided for in the Certificate of Incorporation or these By-laws.

Section 2.06.   Consent of Stockholders in Lieu of Meeting.   Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of ROH may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.07.   List of Stockholders Entitled to Vote.   The officer of ROH who has charge of the stock ledger of ROH shall prepare at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of ROH who is present.

Section 2.08.   Stock Ledger.   The stock ledger of ROH shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list required by Section 2.07 of this Article II or the books of ROH, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III
DIRECTORS

Section 3.01.   Number and Election.   The number of Directors constituting the entire Board of Directors shall be not less than one nor more than ten.  The exact number of Directors initially shall be fixed by the Incorporator, and thereafter shall be set from time to time exclusively by the Board of Directors.  Except as provided for in Section 3.02 herein, Directors shall be elected by a majority of the votes cast at annual meetings of stockholders, and each Director so elected shall hold office until the next annual meeting and until a successor is duly elected and qualified, or until the earlier resignation or removal of the Director.  Directors need not be stockholders.

Section 3.02.   Vacancies.   Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3.03.   Duties and Powers.   The business and affairs of ROH shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of ROH and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.04.   Resignation.   A Director may resign at any time by giving written notice to the Chairman of the Board, to the President, or to the Secretary.  Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 3.05.   Regular Meetings.   Regular meetings of the Board of Directors may be held without further notice at such time and at such place as from time to time shall be determined by the Board of Directors.

Section 3.06.   Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, by the President, by the Treasurer, by the Secretary, or by one-third of the Directors then in office.  Notice of the time and place of each special meeting shall be given to each Director either by mail not less than two days before the meeting, or by telephone, telegram, facsimile, electronic mail or Telex not less than one day before the meeting.  The notice need not state the purpose or purposes of the meeting.

Section 3.07.   Place of Meetings.   The Directors may hold their meetings and have an office or offices outside of Delaware.

Section 3.08.   Quorum.   Except as otherwise may be provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, a majority of the total number of Directors then holding office shall constitute a quorum for the transaction of business of ROH.

If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained.

Section 3.09.   Voting.   Each Director shall have one vote on all matters on which Directors are entitled to vote pursuant to law and the Certificate of Incorporation.  Except with respect to any actions which may be taken only upon a different vote pursuant to the General Corporation Law of Delaware, the vote of a majority of the then authorized number of Directors shall be the act of the Board of Directors of ROH.

Section 3.10.   Consent in Lieu of Meeting.   Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or electronic transmissions or writings or transmissions are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 3.11.   Meetings by Conference Telephone.   Unless otherwise provided by the Certificate of Incorporation or these By-laws, members of the Board of Directors of ROH, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

Section 3.12.   Committees.   The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of ROH.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by the laws of the State of Delaware and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of ROH.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 3.13.   Compensation.   The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  No such payment shall preclude any Director from serving ROH in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.14.   Interested Directors.   No contract or transaction between ROH and one or more of its Directors or officers, or between ROH and any other corporation, partnership, association or organization in which one or more of the Directors or officers of ROH are also Directors or officers of such corporation, partnership, association or organization, or have a financial interest therein, shall be voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors of ROH or any committee thereof that authorizes the contract or transaction, or solely because the votes of any said Director or Directors are counted for such purpose if:

(a)    The material facts as to the relationship or interest of the Director or Directors to the contract or transaction are disclosed or known to the Board of Directors of ROH or any committee thereof, and the Board of Directors of ROH or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors may be less than a quorum; or

(b)    The material facts as to the relationship or interest of the Director or Directors to the contract or transaction are disclosed or are known to the stockholders of ROH entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)    The contract or transaction is fair as to ROH as of the time the contract or transaction is authorized, approved or ratified by the Board of Directors of ROH,  by a committee thereof or by the stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorized the contract or transaction.

ARTICLE IV
OFFICERS

Section 4.01.   Designation.   The officers of ROH shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors, who must be a Director of ROH.  The Board of Directors also may choose such other officers or agents as from time to time may appear necessary or advisable in the conduct of the business and affairs of ROH.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws.  The Board of Directors also may delegate to any other officer of ROH the power to choose such other officers and to prescribe their respective duties and powers.  The officers of ROH need not be stockholders of ROH.

Section 4.02.   Election and Term.   The Board of Directors shall elect the officers of ROH at its first meeting held after each annual meeting of stockholders.  The officers so elected shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of ROH shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.

Section 4.03.   Resignation.   Any officer may resign at any time by giving written notice to the President or the Secretary of ROH.  Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 4.04.   Removal.   Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Directors.

Section 4.05.   Vacancies.   A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.06.   Chairman of the Board of Directors.   The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all of the powers and discharge all of the duties of the President.  The Chairman of the Board of Directors also shall perform such other duties and may exercise such other powers as may be assigned from time to time by the Board of Directors.

Section 4.07.   President.   The President shall be the chief executive officer of ROH, and, subject to the control of the Board of Directors, shall be in general and active charge of the business and affairs of ROH.  The President shall have power to sign certificates of stock, contracts and instruments of conveyance, checks, drafts, notes, orders for the payment of money, authorized bonds, and similar obligations.  In the absence or disability of the Chairman of the Board of Directors, or if the Board of Directors does not appoint one, the President shall preside at all meetings of the stockholders and of the Board of Directors.  The President shall perform such other duties as may be assigned from time to time by the Board of Directors.

Section 4.08.   Vice Presidents.   Each Vice President, if there be any, shall have such powers and perform such duties as may be assigned by the President or the Board of Directors.

Section 4.09.   Secretary.   The Secretary shall keep the minutes and give notices of all meetings of stockholders, Directors and such committees as directed by the Board of Directors.  The Secretary shall have charge of such books and papers as the Board of Directors may require.  The Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge, and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning ROH certified by the Secretary.  The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

Section 4.10.   Treasurer.   The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to ROH and shall deposit all moneys and other valuable effects in the name and to the credit of ROH in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of ROH as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions taken as Treasurer and of the financial condition of ROH.  If required by the Board of Directors, the Treasurer shall give ROH a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to ROH, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer and belonging to ROH.

Section 4.11.   Other Officers.   Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of ROH the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.12.   Compensation of Officers.   The officers of ROH shall receive such compensation for their services as the Board of Directors from time to time may determine.

ARTICLE V
NOTICE

Section 5.01.   Notice.   Whenever written notice is required by the Certificate of Incorporation, these By-laws or by the General Corporation Law of Delaware, to be given to any Director, member of a committee or stockholder, such notice may be given by mail, addressed to such Director, member of a committee or stockholder, at the address of such person as it appears on the records of ROH, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice also may be given personally or by telegram, Telex, cable, facsimile communication or electronic mail.

Section 5.02.   Waiver of Notice.   Whenever any notice is required by the Certificate of Incorporation, these By-laws or by the General Corporation Law of Delaware, to be given to any Director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI
INDEMNIFICATION

Section 6.01.   Right to Indemnification.   ROH shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of ROH (including the subsidiaries of ROH) or of a constituent corporation absorbed in a consolidation or merger (a “Constituent Corporation”), or is or was serving at the request of ROH or a Constituent Corporation as a director, officer, or employee of another enterprise, or is or was a director, officer or employee of ROH or a

Constituent Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of ROH or of another enterprise, against expenses (including attorney’s fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent that such person is not insured or otherwise indemnified and the power to so indemnify has been or may be granted by statute.  The determination of ROH’s duty or power to indemnify any such person under the applicable statutory standards may be made in any manner permitted by law.

Section 6.02.   Advance of Expenses.   Expenses (including attorney’s fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by ROH in advance of the final disposition of such action, suit or proceeding (a) for any present director or officer of ROH upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by ROH, or (b) for any other person, upon such terms and conditions as the Board of Directors deems appropriate.

Section 6.03.   Foregoing Not Exclusive.   The foregoing indemnification and advancement of expenses shall not be deemed exclusive of any other right to which one indemnified may be entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

Section 6.04.   Insurance and Other Indemnification.   The Board of Directors shall have the power to purchase and maintain, at ROH’s expense, insurance on behalf of ROH and other persons to the extent that the power to do so has been or may be granted by statute.  This power shall exist whether or not ROH would have had the power to indemnify such person against the liability insured against under the provisions of Section 6.01.  The Board of Directors shall also be empowered to give any other indemnification to the extent permitted by law.

Section 6.05.   Claims.   In any action brought against ROH by a person claiming indemnification pursuant to the provisions of this Article, ROH shall have the burden of proving that such person is not entitled to indemnification.  If any such action is successful, either in whole or in part, the reasonable expenses incurred in prosecuting the action shall also be paid by ROH.

ARTICLE VII
GENERAL PROVISIONS

Section 7.01.   Dividends.   Dividends upon the capital stock of ROH, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of ROH available for dividends such sum or sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of ROH, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.02.   Disbursements.   All checks or demands for money and notes of ROH shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.

Section 7.03.   Fiscal Year.   The fiscal year of ROH shall be fixed by resolution of the Board of Directors.

Section 7.04.   Corporate Seal.   The corporate seal shall have inscribed upon it the name of ROH, the year of its incorporation and the words “Corporate Seal” and “Delaware.”  The Secretary shall be in charge of the seal and may authorize a duplicate seal to be kept and used by any other officer or person.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.05.   Voting of Securities Owned by ROH.   Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by ROH may be executed in the name of and on behalf of ROH by the President or any other officer of ROH and any such officer may, in the name of and on behalf of ROH, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which ROH may own securities and at any such meeting shall possess and my exercise any  and all rights and powers incident to the ownership of such securities and which, as the owner thereof, ROH might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 7.06.   Offices.   The principal office of ROH shall be in the City of Philadelphia, County of Philadelphia, Commonwealth of Pennsylvania. ROH may also have offices at such other places, both within and without Delaware, as the Board of Directors from time to time shall determine or the business and affairs of ROH may require.

ARTICLE VIII
AMENDMENTS

Section 8.01.   Amendments.   These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal, or the adoption of new By-laws, be contained in the notice of such meeting of stockholders or Board of Directors as the case may be.  All such alteration, amendments, repeals, or adoptions must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the total number of Directors then holding office.

April 1, 2009